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                                                                    EXHIBIT 10.2

                           MEMORANDUM OF UNDERSTANDING


         This Memorandum of Understanding ("MOU") is made this 5th day of February, 1997, by and between International Youth Institute ("IYI") and Youth Services International, Inc. ("YSI").

         Whereas, YSI is currently in the business of operating youth development programs and the like; and

         Whereas, YSI desires and plans to expand its business into other related fields; and

         Whereas, IYI is currently in the business of training workers employed in youth development programs or the like and providing materials and/or products related thereto; and

         Whereas, IYI desires and plans to expand its business into training related fields including, but not limited to, academics, institutions, churches, community and social organizations, and those that work with today's youth.

         In furtherance of each party's respective business interests, the parties hereby agree as follows:

         1. Conveyance of Property Rights. YSI has sold and assigned all rights, title, and interest in ideas, plans, other documents, know-how and all other forms of intellectual property, whether tangible or intangible, made available to IYI as well as by the transfer of 11 former employees, more or less, YSI to IYI.

         2. Consideration. IYI agrees to pay YSI the sum of $700,000 and to grant to YSI a non-exclusive, non-assignable, perpetual license to use any and all intellectual property transferred by YSI to IYI as part of this transaction. This sum is payable 90 days after confirming agreements are signed.

         3.       IYI Obligations.  IYI agrees to provide:

                  A. Tier I training at all YSI operated facilities for a period of five (5) years commencing January 1, 1997. Said Tier I training includes:

                      (i)      Training need assessment;

                      (ii) Quality assurance, performance analysis and monthly reporting;

                      (iii)    Standard orientation of new employees;

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                      (iv)     Modified orientation for non-standard programs;

                      (v)      Annual certification training;

                      (vi) Development and delivery of a selective supervisor training curriculum.

                  B. Tier II training consisting of selective courses for continuation training (where not required by Tier I) and various training products (e.g. independent study material, video tapes and correspondence courses).

                  C. Tier III training consisting of program specific adjustments to the Tier I training.

         4.       YSI Obligations.  YSI agrees to:

                  A. Use IYI to satisfy YSI's training needs during the five (5) year term as defined in the Training Services Agreement.

                  B. Pay IYI for Tier I, II and III training as specified in the Training Services Agreement.

         5.       Obligations of Both Parties.  Both parties agree:

                  A. To complete all necessary confirming agreements within 30 days from the date of this MOU is signed.

                  B. To cooperate with the other party in marketing complementary services, developing new markets and exchanging information in support of said marketing and developing efforts. Both parties will ensure that no disclosure of proprietary data occurs.

                  C. Termination provisions will be specifically defined in the Training Services Agreement.

                  D. That each party will not compete in, or directly assist others to compete in, the current or future business of the other party.

                  E. Release one another, their agents, successors and assigns from any and all claims, disputes, causes of action, agreements, promises, and liabilities from the beginning of time through and including the date of any agreements entered into pursuant to this letter of intent.


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         IN WITNESS WHEREOF, the parties hereto have caused this MOU to be executed by their duly authorized representative as of the date first written above.


INTERNATIONAL YOUTH                         YOUTH SERVICES
INSTITUTE, INC.                             INTERNATIONAL, INC.



By:      /s/ THAD A. WOLFE                  By:      /s/ TIMOTHY P. COLE
         ----------------------                      --------------------------
         Thad A. Wolfe, Chairman                     Timothy P. Cole, CEO


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